Exhibit 99.1
News

For Release: Tuesday, July 21, 2026, at 6:30 a.m. ET

GM releases 2026 second-quarter results, raises full-year 2026 guidance and declares quarterly dividend

DETROIT – General Motors (NYSE: GM) today reported second-quarter 2026 revenue of $48.0 billion, net income attributable to stockholders of $1.3 billion, and EBIT-adjusted of $3.9 billion.

The company is raising its full-year 2026 EBIT-adjusted guidance for the second time this year. The company expects net income attributable to stockholders to be $8.4 billion to $9.8 billion; Automotive operating cash flow to be $15.4 billion to $19.4 billion; and EPS-diluted to be $8.98 to $10.98 based on its updated guidance and the impact of adjustments recorded year to date. These expected financial results do not include the potential impact of future adjustments related to special items.

The table below shows the revised guidance and how it compares to prior guidance.

	Updated 2026 guidance	Previous 2026 guidance
EBIT-adjusted	$14.0 billion - $16.0 billion	$13.5 billion - $15.5 billion
Adjusted automotive free cash flow	$9.5 billion - $11.5 billion	$9.0 billion - $11.0 billion
EPS-diluted-adjusted	$12.00 - $14.00	$11.50 - $13.50

GM announced today that its Board of Directors has declared a quarterly cash dividend on the company's outstanding common stock of $0.18 per share, payable September 17, 2026, to holders of the company's common stock at the close of trading on September 4, 2026.

An overview of quarterly results and financial highlights appears below. Visit the GM Investor Relations website to download the company's earnings deck and GM Chair and CEO Mary Barra's Letter to Shareholders.

Conference call for investors and analysts

Mary Barra and GM Chief Financial Officer Paul Jacobson will host a conference call for the investment community at 8:30 a.m. ET today to discuss these results.

Conference call details are as follows:
•1-800-857-9821 (U.S.)
•1-517-308-9481 (international/caller-paid)
•Conference call passcode: General Motors
•An audio replay will be available on the GM Investor Relations website in the Events section.

Results Overview

	Three Months Ended
($M) except per share amounts	June 30, 2026	June 30, 2025	Change	% Change
Revenue	$48,026	$47,122	$904	1.9%
Net income (loss) attributable to stockholders	$1,305	$1,895	$(590)	(31.1)%
EBIT-adjusted	$3,943	$3,037	$906	29.8%
Net income margin	2.7%	4.0%	(1.3) ppts	(32.5)%
EBIT-adjusted margin	8.2%	6.4%	1.8 ppts	28.1%
Automotive operating cash flow	$5,071	$4,653	$418	9.0%
Adjusted automotive free cash flow	$5,033	$2,827	$2,206	78.0%
EPS-diluted	$1.41	$1.91	$(0.50)	(26.0)%
EPS-diluted-adjusted	$3.57	$2.53	$1.04	41.3%
GMNA EBIT-adjusted	$3,446	$2,415	$1,030	42.7%
GMNA EBIT-adjusted margin	8.6%	6.1%	2.5 ppts	41.0%
GMI EBIT-adjusted	$190	$204	$(13)	(6.6)%
China equity income (loss)	$83	$71	$12	16.9%
GM Financial EBT-adjusted	$605	$704	$(99)	(14.0)%

	Six Months Ended
($M) except per share amounts	June 30, 2026	June 30, 2025	Change	% Change
Revenue	$91,650	$91,141	$509	0.6%
Net income (loss) attributable to stockholders	$3,932	$4,680	$(747)	(16.0)%
EBIT-adjusted	$8,196	$6,527	$1,669	25.6%
Net income margin	4.3%	5.1%	(0.8) ppts	(15.7)%
EBIT-adjusted margin	8.9%	7.2%	1.7 ppts	23.6%
Automotive operating cash flow	$5,604	$7,057	$(1,453)	(20.6)%
Adjusted automotive free cash flow	$6,302	$3,639	$2,663	73.2%
EPS-diluted	$4.25	$5.28	$(1.03)	(19.6)%
EPS-diluted-adjusted	$7.27	$5.31	$1.96	36.9%
GMNA EBIT-adjusted	$7,107	$5,702	$1,405	24.6%
GMNA EBIT-adjusted margin	9.3%	7.4%	1.9 ppts	25.7%
GMI EBIT-adjusted	$314	$234	$80	34.4%
China equity income (loss)(a)	$248	$116	$132	n.m.
GM Financial EBT-adjusted	$1,294	$1,389	$(95)	(6.9)%
__________
(a)n.m. = not meaningful

General Motors (NYSE:GM) is driving the future of transportation, leveraging advanced technology to build safer, smarter, and lower emission cars, trucks, and SUVs. GM’s Buick, Cadillac, Chevrolet, and GMC brands offer a broad portfolio of innovative gasoline-powered vehicles and the industry’s widest range of EVs, as we move to an all-electric future. Learn more at GM.com.

###

CONTACTS:
Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com	Ashish Kohli, CFA GM Investor Relations 847-964-3459 ashish.kohli@gm.com
David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com

Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Guidance Reconciliations
The following table reconciles expected Net income attributable to stockholders to expected EBIT-adjusted (dollars in billions):

	Year Ending December 31, 2026
	Updated(a)	Previous
Net income attributable to stockholders	$ 8.4-9.8	$ 9.9-11.4
Income tax expense	2.2-2.8	2.6-3.1
Automotive interest (income) expense, net	(0.1)	—
Adjustments	3.5	1.0
EBIT-adjusted	$ 14.0-16.0	$ 13.5-15.5
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details. These expected financial results do not include the potential impact of future adjustments related to special items.

The following table reconciles expected EPS-diluted to expected EPS-diluted-adjusted:

Year Ending December 31, 2026
	Updated(a)	Previous
Diluted earnings per common share	$ 8.98-10.98	$ 10.62-12.62
Adjustments	3.02	0.88
EPS-diluted-adjusted	$ 12.00-14.00	$ 11.50-13.50
__________
(a)Refer to the reconciliation of diluted earnings per common share to EPS-diluted-adjusted for adjustment details. These expected financial results do not include the potential impact of future adjustments related to special items.

The following table reconciles expected automotive net cash provided by operating activities to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2026
	Updated(a)	Previous
Net automotive cash provided by operating activities	$ 15.4-19.4	$ 16.8-20.8
Less: Capital expenditures	10.0-12.0	10.0-12.0
Adjustments	4.1	2.2
Adjusted automotive free cash flow	$ 9.5-11.5	$ 9.0-11.0
__________
(a)These expected financial results do not include the potential impact of future adjustments related to special items.

General Motors Company and Subsidiaries1
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended June 30, 2026				Three Months Ended June 30, 2025
	Automotive	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$43,762	$—	$—	$43,762	$42,869	$—	$—	$—	$42,869
GM Financial	—	4,267	(3)	4,264	—	—	4,255	(2)	4,253
Total net sales and revenue	43,762	4,267	(3)	48,026	42,869	—	4,255	(2)	47,122
Costs and expenses
Automotive and other cost of sales	40,696	—	—	40,696	39,289	—	—	(1)	39,289
GM Financial interest, operating, and other expenses	—	3,674	(1)	3,674	—	—	3,567	—	3,567
Automotive and other selling, general, and administrative expense	2,199	—	(2)	2,197	2,141	—	—	(2)	2,139
Total costs and expenses	42,896	3,674	(3)	46,567	41,431	—	3,567	(2)	44,995
Operating income (loss)	867	593	—	1,459	1,438	—	688	—	2,127
Automotive interest expense	151	—	—	151	199	—	—	(1)	198
Interest income and other non-operating income, net	223	—	—	223	367	—	—	(1)	366
Equity income (loss)	24	13	—	36	64	—	16	—	80
Income (loss) before income taxes	$963	$605	$—	$1,568	$1,671	$—	$704	$—	$2,375
Income tax expense (benefit)				214					481
Net income (loss)				1,354					1,894
Net loss (income) attributable to noncontrolling interests				(48)					1
Net income (loss) attributable to stockholders				$1,305					$1,895

Net income (loss) attributable to common stockholders				$1,287					$1,865

	Six Months Ended June 30, 2026				Six Months Ended June 30, 2025
	Automotive	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$83,111	$—	$—	$83,111	$82,729	$1	$—	$—	$82,730
GM Financial	—	8,543	(4)	8,539	—	—	8,419	(7)	8,412
Total net sales and revenue	83,111	8,543	(4)	91,650	82,729	1	8,419	(7)	91,141
Costs and expenses
Automotive and other cost of sales	75,723	—	1	75,724	74,318	163	—	(1)	74,480
GM Financial interest, operating, and other expenses	—	7,276	(1)	7,275	—	—	7,058	—	7,058
Automotive and other selling, general, and administrative expense	4,270	—	(3)	4,266	4,016	111	—	(2)	4,124
Total costs and expenses	79,993	7,276	(4)	87,265	78,334	274	7,058	(4)	85,662
Operating income (loss)	3,118	1,267	—	4,385	4,395	(273)	1,361	(4)	5,479
Automotive interest expense	309	—	—	309	351	30	—	(30)	350
Interest income and other non-operating income, net	530	(1)	—	530	701	2	—	(26)	676
Equity income (loss)	282	27	—	309	114	—	28	—	142
Income (loss) before income taxes	$3,621	$1,294	$—	$4,915	$4,859	$(301)	$1,389	$—	$5,946
Income tax expense (benefit)				856					1,199
Net income (loss)				4,058					4,747
Net loss (income) attributable to noncontrolling interests				(126)					(68)
Net income (loss) attributable to stockholders				$3,932					$4,680

Net income (loss) attributable to common stockholders				$3,901					$5,224

________
1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries1
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Basic earnings per share
Net income (loss) attributable to stockholders	$1,305	$1,895	$3,932	$4,680
Adjustments(a)	(18)	(30)	(31)	544
Net income (loss) attributable to common stockholders	$1,287	$1,865	$3,901	$5,224

Weighted-average common shares outstanding	896	963	904	976

Basic earnings per common share	$1.44	$1.94	$4.32	$5.35
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$1,287	$1,865	$3,901	$5,224

Weighted-average common shares outstanding – diluted	910	976	918	989

Diluted earnings per common share	$1.41	$1.91	$4.25	$5.28
Potentially dilutive securities(b)	—	6	—	6
__________
(a)Includes a $593 million return from the preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders in the six months ended June 30, 2025.
(b)Potentially dilutive securities attributable to Performance Stock Units (PSUs) and Restricted Stock Units (RSUs) at June 30, 2026 and outstanding stock options, PSUs, and RSUs at June 30, 2025 were excluded from the computation of diluted earnings per share (EPS) because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries1
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	June 30, 2026				December 31, 2025
	Automotive	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$15,147	$4,987	$—	$20,134	$15,062	$56	$5,826	$—	$20,945
Marketable debt securities	4,503	82	—	4,585	6,685	—	39	—	6,724
Accounts and notes receivable, net(a)	16,001	1,559	(790)	16,770	12,199	76	1,506	(727)	13,054
GM Financial receivables, net(b)	—	45,262	(393)	44,870	—	—	45,661	(395)	45,266
Inventories	15,955	—	(5)	15,950	14,472	—	—	(5)	14,467
Other current assets	2,767	4,929	4	7,700	3,167	9	5,130	6	8,312
Total current assets	54,374	56,818	(1,184)	110,008	51,585	141	58,162	(1,120)	108,767
Non-current Assets
GM Financial receivables, net	—	44,454	—	44,454	—	—	44,384	—	44,384
Equity in net assets of nonconsolidated affiliates	4,485	1,178	—	5,663	4,564	—	1,117	—	5,681
Property, net	53,179	138	—	53,316	51,458	99	126	—	51,683
Goodwill and intangible assets, net	2,954	1,351	—	4,305	3,018	—	1,348	—	4,366
Equipment on operating leases, net	—	32,881	—	32,881	—	—	33,686	—	33,686
Deferred income taxes	24,190	(1,547)	—	22,643	24,446	—	(1,486)	—	22,960
Other assets	7,804	1,668	—	9,472	8,226	47	1,483	—	9,756
Total non-current assets	92,612	80,121	—	172,733	91,712	147	80,658	—	172,517
Total Assets	$146,986	$136,939	$(1,184)	$282,742	$143,297	$288	$138,820	$(1,120)	$281,284
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$28,974	$657	$(791)	$28,840	$24,075	$1	$491	$(649)	$23,919
Short-term debt and current portion of long-term debt
Automotive(b)	907	—	(393)	514	1,120	7	—	(471)	656
GM Financial	—	36,498	—	36,498	—	—	35,012	—	35,012
Cruise	—	—	—	—	—	—	—	—	—
Accrued liabilities	26,280	4,701	—	30,982	28,956	54	4,744	—	33,754
Total current liabilities	56,162	41,856	(1,184)	96,834	54,151	63	40,248	(1,120)	93,342
Non-current Liabilities
Long-term debt
Automotive	15,465	—	—	15,465	15,522	70	—	—	15,591
GM Financial	—	75,220	—	75,220	—	—	79,018	—	79,018
Cruise	—	—	—	—	—	—	—	—	—
Postretirement benefits other than pensions	3,939	—	—	3,939	4,025	—	—	—	4,025
Pensions	4,528	13	—	4,541	4,977	—	11	—	4,988
Other liabilities	19,541	3,560	—	23,101	17,495	281	3,375	—	21,151
Total non-current liabilities	43,473	78,793	—	122,267	42,019	351	82,404	—	124,775
Total Liabilities	99,635	120,650	(1,184)	219,101	96,170	414	122,652	(1,120)	218,116
Equity
Common stock, $0.01 par value	9	—	—	9	9	—	—	—	9
Additional paid-in capital(c)	19,184	1,018	(1,017)	19,185	18,086	1,842	1,077	(1,076)	19,928
Retained earnings	36,466	16,523	1	52,990	37,024	(1,968)	16,467	1	51,524
Accumulated other comprehensive loss	(8,932)	(1,251)	—	(10,183)	(8,966)	—	(1,377)	—	(10,343)
Total stockholders’ equity	46,726	16,290	(1,016)	62,000	46,153	(126)	16,167	(1,075)	61,119
Noncontrolling interests(c)	625	—	1,016	1,641	974	—	—	1,075	2,049
Total Equity	47,351	16,290	—	63,641	47,127	(126)	16,167	—	63,168
Total Liabilities and Equity	$146,986	$136,939	$(1,184)	$282,742	$143,297	$288	$138,820	$(1,120)	$281,284
__________
(a)Eliminations primarily include GM Financial accounts and notes receivable of $0.6 billion due from Automotive; and Automotive accounts receivable of $0.2 billion due from GM Financial at June 30, 2026; and GM Financial accounts and notes receivable of $0.5 billion due from Automotive; and Automotive accounts receivable of $0.1 billion primarily due from GM Financial at December 31, 2025.
(b)Eliminations primarily related to GM Financial accounts receivable due from Automotive.
(c)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B, and C. The preferred stock is classified as noncontrolling interests in our consolidated balance sheets.

General Motors Company and Subsidiaries1
Combining Cash Flow Information
(In millions) (Unaudited)

	Six Months Ended June 30, 2026				Six Months Ended June 30, 2025
	Automotive	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$3,117	$941	$—	$4,058	$4,040	$(302)	$1,008	$—	$4,747
Depreciation and impairment of Equipment on operating leases, net	—	2,647	—	2,647	—	—	2,438	—	2,438
Depreciation, amortization, and impairment charges on Property, net	3,468	18	—	3,486	3,511	9	17	—	3,537
Foreign currency remeasurement and transaction (gains) losses	37	(7)	—	30	251	—	11	—	262
Undistributed earnings of nonconsolidated affiliates, net	120	(27)	—	93	611	—	(28)	—	583
Pension contributions and OPEB payments	(431)	(1)	—	(432)	(308)	—	(1)	—	(309)
Pension and OPEB (income) expense, net	21	1	—	22	31	—	1	—	32
Provision (benefit) for deferred taxes	209	79	—	289	(3)	—	208	—	205
Change in other operating assets and liabilities(a)(c)	(937)	(70)	117	(891)	(1,077)	(432)	410	2,573	1,473
Net cash provided by (used in) operating activities	5,604	3,582	117	9,304	7,057	(725)	4,065	2,573	12,969
Cash flows from investing activities
Expenditures for property	(3,425)	(29)	—	(3,454)	(3,940)	(2)	(10)	—	(3,953)
Available-for-sale marketable securities, acquisitions	(1,391)	(120)	—	(1,511)	(1,248)	—	—	—	(1,248)
Available-for-sale marketable securities, liquidations	3,566	77	—	3,644	1,719	—	—	—	1,719
Purchases of finance receivables	—	(18,727)	(8)	(18,736)	—	—	(19,270)	(6)	(19,275)
Principal collections and recoveries on finance receivables(a)(b)	—	18,725	(1,011)	17,713	—	—	20,902	(3,616)	17,286
Purchases of leased vehicles	—	(6,591)	—	(6,591)	—	—	(8,591)	—	(8,591)
Proceeds from termination of leased vehicles	—	5,549	—	5,549	—	—	5,326	—	5,326
Other investing activities(b)	(103)	—	6	(97)	(3,320)	—	—	898	(2,422)
Net cash provided by (used in) investing activities	(1,352)	(1,117)	(1,014)	(3,483)	(6,790)	(2)	(1,642)	(2,724)	(11,158)
Cash flows from financing activities
Net increase (decrease) in short-term debt	1	(18)	—	(16)	(13)	—	41	—	29
Proceeds from issuance of debt (original maturities greater than three months)(b)	124	23,226	—	23,350	2,018	499	28,650	(499)	30,668
Payments on debt (original maturities greater than three months)	(300)	(25,392)	(3)	(25,696)	(571)	(3)	(26,722)	(20)	(27,316)
Payment to purchase common stock	(2,800)	—	—	(2,800)	(2,012)	—	—	—	(2,012)
Issuance (redemption) of subsidiary stock(b)	—	—	—	—	—	—	—	(29)	(29)
Dividends paid(c)	(771)	(959)	900	(831)	(260)	—	(759)	700	(319)
Other financing activities	(379)	(73)	—	(452)	(227)	—	(95)	—	(322)
Net cash provided by (used in) financing activities	(4,125)	(3,217)	897	(6,445)	(1,064)	496	1,115	152	699
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(96)	13	—	(83)	261	1	64	—	327
Net increase (decrease) in cash, cash equivalents, and restricted cash	31	(738)	—	(708)	(536)	(230)	3,602	—	2,836
Cash, cash equivalents, and restricted cash at beginning of period	15,241	9,043	—	24,284	14,561	322	8,081	—	22,964
Cash, cash equivalents, and restricted cash at end of period	$15,271	$8,305	$—	$23,576	$14,025	$92	$11,683	$—	$25,800
__________
(a)Includes eliminations of $1.0 billion and $3.3 billion in the six months ended June 30, 2026 and 2025 primarily driven by purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Eliminations include intercompany funding activity from Automotive and GM Financial to Cruise in the six months ended June 30, 2025.
(c)Eliminations include dividends issued by GM Financial to Automotive in the six months ended June 30, 2026 and 2025.
Note: Certain intercompany transactions that are eliminated in consolidation are presented on a net basis.

General Motors Company and Subsidiaries1
The following tables summarize key financial information (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended June 30, 2026
Net sales and revenue	$39,912	$3,691	$159	$—	$43,762	$—	$4,267	$(3)	$48,026
Expenditures for property	$1,834	$61	$30	$—	$1,924	$—	$18	$—	$1,942
Depreciation and amortization	$1,649	$122	$6	$—	$1,777	$—	$1,325	$—	$3,102
Impairment charges	$1	$—	$—	$—	$1	$—	$—	$—	$1
Equity income (loss)(a)(b)(c)	$(383)	$82	$(37)	$—	$(337)	$—	$13	$—	$(324)

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended June 30, 2025
Net sales and revenue	$39,486	$3,326	$57	$—	$42,869	$—	$4,255	$(2)	$47,122
Expenditures for property	$2,014	$89	$28	$—	$2,131	$—	$6	$—	$2,137
Depreciation and amortization	$1,642	$131	$9	$—	$1,782	$—	$1,243	$—	$3,026
Impairment charges	$—	$18	$—	$—	$18	$—	$—	$—	$18
Equity income (loss)(a)(b)	$12	$77	$(14)	$—	$75	$—	$16	$—	$91

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Six Months Ended June 30, 2026
Net sales and revenue	$76,312	$6,550	$249	$—	$83,111	$—	$8,543	$(4)	$91,650
Expenditures for property	$3,260	$113	$51	$—	$3,425	$—	$29	$—	$3,454
Depreciation and amortization	$3,190	$241	$11	$—	$3,442	$—	$2,665	$—	$6,107
Impairment charges	$26	$—	$—	$—	$26	$—	$—	$—	$26
Equity income (loss)(a)(b)(c)	$(247)	$243	$(82)	$—	$(85)	$—	$27	$—	$(58)

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Six Months Ended June 30, 2025
Net sales and revenue	$76,873	$5,753	$103	$—	$82,729	$1	$8,419	$(7)	$91,141
Expenditures for property	$3,719	$182	$39	$—	$3,940	$2	$10	$—	$3,953
Depreciation and amortization	$3,230	$233	$36	$—	$3,499	$5	$2,456	$—	$5,959
Impairment charges	$—	$18	$—	$—	$18	$—	$—	$—	$18
Equity income (loss)(a)(b)	$255	$125	$(14)	$—	$366	$—	$28	$—	$394
__________
(a)Includes Automotive China joint ventures (Automotive China JVs) equity income (loss) of $83 million and $248 million in the three and six months ended June 30, 2026 and $71 million and $116 million in the three and six months ended June 30, 2025.
(b)Equity income (loss) related to Ultium Cells Holdings LLC, an equally owned joint venture with LG Energy Solution, is presented in Automotive and other cost of sales as this entity has historically been integral to the operations of our business by providing battery cells for our electric vehicles (EVs). Equity income (loss) related to Ultium Cell Holdings LLC was insignificant in the three and six months ended June 30, 2026 and insignificant and $252 million in the three and six months ended June 30, 2025.
(c)Equity income (loss) in GMNA includes impacts of our portion of impairment charges for EV strategic realignment.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company (GM) uses both generally accepted accounting principles (GAAP) and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. Our non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons, and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment, and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted (Most comparable GAAP measure: Net income attributable to stockholders) EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense, and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions, and certain costs arising from legal matters. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are an integral part of its financial performance.

EPS-diluted-adjusted (Most comparable GAAP measure: Diluted earnings per common share) EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or release of significant deferred tax asset valuation allowances.

ETR-adjusted (Most comparable GAAP measure: Effective tax rate) ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we cannot provide an expected effective tax rate without unreasonable efforts because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted (Most comparable GAAP measure: Return on equity) ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow (Most comparable GAAP measure: Net automotive cash provided by operating activities) Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income (loss) attributable to stockholders	$1,305	$1,895	$3,932	$4,680
Income tax expense (benefit)	214	481	856	1,199
Automotive interest expense	151	198	309	350
Automotive interest income	(183)	(200)	(356)	(391)
Adjustments
EV strategic realignment(a)	2,279	330	3,356	330
China restructuring actions(b)	177	140	99	140
Separation costs(c)	—	87	—	87
Cruise restructuring(d)	—	65	—	65
GMI exit costs(e)	—	33	—	33
Headquarters relocation(f)	—	8	—	34
Total adjustments	2,456	663	3,455	689
EBIT-adjusted	3,943	3,037	8,196	6,527
Operating segments
GM North America (GMNA)	3,446	2,415	7,107	5,702
GM International (GMI)	190	204	314	234
Cruise	—	—	—	(273)
GM Financial(g)	605	704	1,294	1,389
Total operating segments	4,241	3,323	8,714	7,051
Corporate and eliminations(h)	(298)	(286)	(518)	(524)
EBIT-adjusted	$3,943	$3,037	$8,196	$6,527
__________
(a)These adjustments were excluded because they relate to our strategic realignment of our EV capacity and manufacturing footprint, including Ultium's strategic realignment.
(b)These adjustments were excluded because they relate to restructuring activities associated with our operations in China, including an other-than-temporary impairment and restructuring charges recorded in equity earnings associated with our Automotive China JVs.
(c)These adjustments were excluded because they relate to employee separation charges.
(d)These adjustments were excluded because they relate to restructuring charges resulting from the plan to combine the Cruise and GM technical efforts to advance autonomous and assisted driving. The adjustments primarily consist of non-cash restructuring charges, supplier-related charges, and employee separation costs.
(e)These adjustments were excluded because they primarily relate to the wind down of our manufacturing operations in Colombia and Ecuador.
(f)These adjustments were excluded because they relate to the GM headquarters relocation, primarily consisting of accelerated depreciation and other relocation expenditures.
(g)GM Financial amounts represent EBT-adjusted.
(h)GM's automotive interest income and interest expense, corporate expenditures, legacy costs from the Opel / Vauxhall Business (primarily pension costs), and certain revenues and expenses that are not part of a reportable segment are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles diluted earnings per common share to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Six Months Ended
	June 30, 2026		June 30, 2025		June 30, 2026		June 30, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$1,287	$1.41	$1,865	$1.91	$3,901	$4.25	$5,224	$5.28
Adjustments(a)	2,456	2.70	663	0.68	3,455	3.76	689	0.70
Tax effect on adjustments(b)	(496)	(0.54)	(64)	(0.07)	(679)	(0.74)	(70)	(0.07)
Return from preferred shareholders(c)	—	—	—	—	—	—	(593)	(0.60)
EPS-diluted-adjusted	$3,247	$3.57	$2,464	$2.53	$6,677	$7.27	$5,250	$5.31
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)This adjustment consists of a return from the preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders in the six months ended June 30, 2025.

The following table reconciles our effective tax rate to ETR-adjusted (dollars in millions):

	Three Months Ended						Six Months Ended
	June 30, 2026			June 30, 2025			June 30, 2026			June 30, 2025
	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
Effective tax rate	$1,568	$214	13.7%	$2,375	$481	20.2%	$4,915	$856	17.4%	$5,946	$1,199	20.2%
Adjustments(a)	2,456	496		663	64		3,455	679		689	70
ETR-adjusted	$4,024	$710	17.6%	$3,038	$545	17.9%	$8,370	$1,535	18.3%	$6,635	$1,269	19.1%
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details. These adjustments include Net income attributable to noncontrolling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	June 30, 2026	June 30, 2025
Net income attributable to stockholders	$1.9	$4.8
Average equity(a)	$63.0	$66.8
ROE	3.1%	7.1%
__________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income attributable to stockholders.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	June 30, 2026	June 30, 2025
EBIT-adjusted(a)	$14.4	$13.2
Average equity(b)	$63.0	$66.8
Add: Average automotive debt and interest liabilities (excluding finance leases)	16.0	16.2
Add: Average automotive net pension and OPEB liability	7.9	8.9
Less: Average automotive net income tax asset	(24.1)	(22.8)
ROIC-adjusted average net assets	$62.8	$69.1
ROIC-adjusted	22.9%	19.0%
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

The following table reconciles Net automotive cash provided by operating activities to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net automotive cash provided by operating activities	$5,071	$4,653	$5,604	$7,057
Less: Capital expenditures	(1,924)	(2,131)	(3,425)	(3,940)
Add: EV strategic realignment	1,871	—	4,103	—
Add: Legal Matters	13	—	13	—
Add: GMI exit costs	2	8	6	12
Add: Buick dealer strategy	—	305	—	465
Add: Separation costs	—	86	—	139
Add: China restructuring actions	—	9	—	9
Less: Ultium strategic realignment	—	(103)	—	(103)
Adjusted automotive free cash flow	$5,033	$2,827	$6,302	$3,639

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and market share. Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government, and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the six months ended June 30, 2026, 26.8% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by our Automotive operations (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GMNA	848	849	1,641	1,676
GMI	142	125	248	209
Total	990	974	1,889	1,885

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments, and daily rental car companies); and (3) certain vehicles used by dealers in their business, including but not limited to courtesy transportation vehicles previously used by dealers that were sold to the end consumer. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture, including vehicle sales of non-GM trademarked vehicles, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM's vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by our dealers, distributors, and joint ventures; commercially available data sources, such as registration and insurance data; and internal estimates and forecasts when other data is not available.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes industry and GM total vehicle sales and GM's related competitive position by geographic region (vehicles in thousands):

	Three Months Ended						Six Months Ended
	June 30, 2026			June 30, 2025			June 30, 2026			June 30, 2025
	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share
North America
United States	4,310	715	16.6%	4,294	747	17.4%	8,056	1,341	16.7%	8,323	1,440	17.3%
Other	1,059	133	12.6%	1,052	131	12.5%	1,987	250	12.6%	1,992	257	12.9%
Total North America	5,369	848	15.8%	5,345	878	16.4%	10,042	1,592	15.8%	10,315	1,697	16.5%
Asia/Pacific, Middle East, and Africa
China(a)	5,434	357	6.6%	6,587	448	6.8%	10,346	706	6.8%	12,398	890	7.2%
Other	5,611	106	1.9%	5,442	118	2.2%	11,497	213	1.9%	11,291	220	1.9%
Total Asia/Pacific, Middle East, and Africa	11,044	464	4.2%	12,028	565	4.7%	21,842	919	4.2%	23,690	1,110	4.7%
South America
Brazil	795	79	10.0%	647	64	9.9%	1,419	141	9.9%	1,199	120	10.0%
Other	464	35	7.6%	411	31	7.6%	921	69	7.5%	811	60	7.4%
Total South America	1,259	115	9.1%	1,058	95	9.0%	2,340	209	8.9%	2,010	180	8.9%
Total in GM markets	17,672	1,427	8.1%	18,432	1,538	8.3%	34,225	2,720	7.9%	36,015	2,987	8.3%
Total Europe	4,591	—	—%	4,372	—	—%	8,972	1	—%	8,609	1	—%
Total Worldwide(b)	22,263	1,427	6.4%	22,804	1,538	6.7%	43,197	2,721	6.3%	44,623	2,988	6.7%
United States
Cars	720	13	1.8%	712	15	2.1%	1,322	25	1.9%	1,415	32	2.3%
Trucks	1,163	378	32.5%	1,223	401	32.8%	2,170	702	32.4%	2,277	746	32.8%
Crossovers	2,428	324	13.4%	2,359	330	14.0%	4,564	615	13.5%	4,631	662	14.3%
Total United States	4,310	715	16.6%	4,294	747	17.4%	8,056	1,341	16.7%	8,323	1,440	17.3%
China(a)
SGMS		94			132			210			251
SGMW		263			315			496			639
Total	5,434	357	6.6%	6,587	447	6.8%	10,346	706	6.8%	12,398	890	7.2%
__________
(a)Includes sales by the Automotive China JVs: SAIC General Motors Sales Co., Ltd. (SGMS) and SAIC GM Wuling Automobile Co., Ltd. (SGMW).
(b)Cuba, Iran, North Korea, and Sudan have been subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and corresponding calculation of market share.

As discussed above, total vehicle sales and market share data provided in the table above includes fleet vehicles. Certain fleet transactions, particularly sales to daily rental car companies, are generally less profitable than retail sales to end customers. The following table summarizes estimated fleet sales and those sales as a percentage of total vehicle sales (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GMNA	207	178	391	350
GMI	111	96	193	164
Total fleet sales	318	274	584	514

Fleet sales as a percentage of total vehicle sales	22.3%	17.8%	21.5%	17.2%